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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) March 15, 2001 (March 1, 2001)
                                                  -----------------------------

                            SWEETHEART HOLDINGS INC.*
             (Exact name of registrant as specified in its charter)



               Delaware                                      06-1281287
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

10100 Reisterstown Road, Owings Mills, Maryland                 21117
 (Address of principal executive office)                      (Zip Code)


        Registrant's telephone number, including area code: 410/363-1111



*The Registrant is the guarantor of the 10 1/2% Senior Subordinated Notes due 2003 (the "Sweetheart Notes") of Sweetheart Cup Company Inc., a wholly owned subsidiary of the Registrant.




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Item 5 - OTHER EVENTS


         Sweetheart Holdings, Inc. announced effective March 1, 2001, that Thomas Uleau is appointed Vice Chairman and Executive Officer of SF Holdings Group, Inc., the parent company of Sweetheart Holdings Group, Inc. and The Fonda Group Inc. Tom will continue to report to Dennis Mehiel, Group Chairman. Tom will oversee a variety of staff support functions within the operating companies with a goal of identifying opportunities to improve earnings through overhead and infrastructure cost reductions, continue to grow revenue by increasing the penetration of Sweetheart products through Fonda consumer channels and to streamline the management structure.

         Also effective March 1, 2001 Michael Hastings is appointed President and Chief Operating Officer of Sweetheart Holdings Inc. reporting to Dennis Mehiel, Group Chairman. Mr. Hastings has served as Senior Vice President - Sales and Marketing for Sweetheart Holdings since March 1998. Prior to joining Sweetheart, he served as President of the Fonda Division of The Fonda Group, Inc., which he joined in May 1995.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SWEETHEART HOLDINGS INC.
                                            (registrant)



Date:    March 15, 2001                      By: /s/  Hans H. Heinsen
         -------------                          --------------------
                                            Hans H. Heinsen
                                            Senior Vice President - Finance and
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer and Duly Authorized Officer)

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